Exhibit 23.2
Behre Dolbear
BEHRE DOLBEAR & COMPANY (USA), INC.
founded 1911 MINERALS INDUSTRY ADVISORS
February 18, 2009
Stillwater Mining Company
536 E. Pike Street
PO Box 1330
Columbus, MT 59019
Re: Consent for Reference in Form 10-K Filing
Gentlemen:
Behre Dolbear & Company (USA), Inc. herein provides its consent for reference to our company in regards to work performed for Stillwater Mining Company in Stillwater Mining Company’s filing of its Form 10-K with the U.S. Securities and Exchange Commission. Please contact us if you require further assistance.
Sincerely,
/s/ Behre Dolbear & Company (USA), Inc.